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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18945) pertaining to the 1992 Stock Incentive Plan, as amended, and the Amended and Restated Directors Stock Option Plan of Redhook Ale Brewery, Incorporated of our report dated January 26, 2001 with respect to the financial statements of Redhook Ale Brewery, Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                            ERNST & YOUNG LLP

Seattle, Washington
March 28, 2001